Exhibit 99.2

Cyclacel Pharmaceuticals, Inc.
P R E S S   R E L E A S E
CYCLACEL PHARMACEUTICALS TO RESTATE 2009 ANNUAL FINANCIAL STATEMENTS TO CORRECT NET
LOSS PER SHARE AND CONSOLIDATED STATEMENTS OF CASH FLOWS DISCLOSURE
AND FILING FORM 8-K FOR NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIALS STATEMENTS
BERKELEY HEIGHTS, NJ — May 13, 2010 — Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC, NASDAQ: CYCCP; the “Company”), a biopharmaceutical company developing oral therapies that target the various phases of cell cycle control for the treatment of cancer and other serious disorders, today announced that the Company’s consolidated financial statements as of and for the year ended December 31, 2009 (the “Financial Statements”) contained in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2010 (the “Annual Report”) will be restated to correct an error in calculating the net loss per share as it relates to the payment of dividends on the Company’s 6% Convertible Exchangeable Preferred Stock (the “Preferred Stock”) and disclosures in the consolidated statements of cash flows related to the dividends on the Preferred Stock.
The restatement has no effect on net cash flows, the reported net loss or the consolidated balance sheet. The Company has also determined that the Financial Statements should not be relied upon and is filing a Current Report on Form 8-K under item 4.02 — Non-reliance on previously issued financial statements, that will provide further detail on the restatement.
Although the Company accrued for the unpaid dividends in its Financial Statements, it did not include the accrued amount when calculating basic and diluted loss per common share for the year ended December 31, 2009. As a result, the net loss per common share will be revised from $0.88 per share, as originally reported in its Annual Report, to $0.94 per share, as will be reported in an amendment to its Annual Report, which the Company expects to file in the next several days. Similar errors occurred in 2007 and 2008 in the net loss per share disclosure. For 2008 the net loss per common share will be revised from $1.98 per share, as originally reported, to $2.04 per share. For 2007 the net loss per common share will be revised from $1.21 per share, as originally reported, to $1.23 per share. Changes are also being made in the consolidated statements of cash flows related to dividends on the Preferred Stock. The restatement has no effect on net cash flows.
About Cyclacel Pharmaceuticals, Inc.
Cyclacel is a biopharmaceutical company developing oral therapies that target the various phases of cell cycle control for the treatment of cancer and other serious disorders. Three product candidates are in clinical development: Sapacitabine (CYC682), a cell cycle modulating nucleoside analog, is in Phase 2 studies for the treatment of acute myeloid leukemia in the elderly, myelodysplastic syndromes and lung cancer. Seliciclib (CYC202 or R-roscovitine), a CDK (cyclin dependent kinase) inhibitor, is in Phase 2 studies for the treatment of lung cancer and nasopharyngeal cancer and in a Phase 1 trial in combination with sapacitabine. CYC116, an Aurora kinase and VEGFR2 inhibitor, is in a Phase 1 trial in patients with solid tumors. Cyclacel’s ALIGN Pharmaceuticals subsidiary markets directly in the U.S. Xclair® Cream for radiation dermatitis, Numoisyn® Liquid and Numoisyn® Lozenges for xerostomia. Cyclacel’s strategy is to build a diversified biopharmaceutical business focused in hematology and oncology based on a portfolio of commercial products and a development pipeline of novel drug candidates. Please visit www.cyclacel.com for additional information.

Forward-looking Statements
This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, the efficacy, safety, and intended utilization of Cyclacel’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that Cyclacel will not obtain approval to market its products, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties the Company faces, please refer to our most recent Annual Report on Form 10-K and other periodic and current filings that have been filed with the Securities and Exchange Commission and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact for Cyclacel Pharmaceuticals, Inc.
Investors/Media:
Corey Sohmer, (908) 517-7330
csohmer@cyclacel.com
© Copyright 2010 Cyclacel Pharmaceuticals, Inc. All Rights Reserved. The Cyclacel logo and Cyclacel® are trademarks of Cyclacel Pharmaceuticals, Inc. Numoisyn® and Xclair® are trademarks of Sinclair Pharma plc.

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